UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024 (June 26, 2024)

Kirkland's, Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	000-49885	62-1287151
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5310 Maryland Way
Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 872-4800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KIRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below, Steven J. Collins and R. Wilson Orr, III did not receive a majority of the votes cast for their nominations as directors at the Kirkland’s, Inc. (the “Company”) Annual Meeting of Shareholders (the “Annual Meeting”). Mr. Collins and Mr. Orr tendered their resignation as directors in accordance with the Company’s Majority Voting Policy in the Company’s Charter and Corporate Governance Guidelines, with the effectiveness of such resignation being conditioned upon the Board of Directors’ acceptance of such resignation.

Following deliberations, on June 26, 2024, the Board of Directors voted to accept the resignations of Mr. Collins and Mr. Orr, effective immediately. In addition, the Board of Directors appointed Ann E. Joyce as Chair of the Board and voted to reduce the size of the Board of Directors from eight to six directors.

Neither Mr. Collins or Mr. Orr participated in the discussions or deliberations by the Nominating and Governance Committee or the Board of Directors regarding their tendered resignations or future service as director.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On Wednesday June 26, 2024, the Company held its Annual Meeting. A summary of the matters voted upon by the shareholders at the Annual meeting is set forth below.

Proposal 1. The four nominees for director received the number of votes reported below:

Nominee	For	Against	Abstain	Broker Non-Votes
Steven J. Collins	1,487,241	1,681,446	6,503	3,798,854
Ann E. Joyce	2,970,754	196,337	8,099	3,798,854
R. Wilson Orr, III	1,479,377	1,688,330	7,483	3,798,854
Amy E. Sullivan	3,111,989	55,892	7,309	3,798,854

The shareholders elected Ann E. Joyce, as a director to serve for a three-year term expiring at the 2027 annual meeting, and Amy E. Sullivan, as a director to serve for a two-year term expiring at the 2026 annual meeting, or until their successors are elected and qualified.

Steven J. Collins and R. Wilson Orr, III did not receive a majority of the votes cast for their nominations as directors at the Annual Meeting and, in accordance with the Company’s Majority Voting Policy in the Company’s Charter and Corporate Governance Guidelines, Mr. Collins and Mr. Orr tendered their resignations as directors to the Governance and Nominating Committee and the Board of Directors. The Governance and Nominating Committee and the Board of Directors have considered and accepted their tendered resignations.

Proposal 2. The shareholders approved an amendment to the amended and restated Kirkland’s Inc. 2002 Equity Incentive Plan to increase the number of common shares available for issuance thereunder:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	2,890,712	282,556	1,922	3,798,854

Proposal 3. The shareholders approved, on an advisory basis, compensation for our named executive officers based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	2,880,317	284,552	10,321	3,798,854

Proposal 4. The shareholders ratified the appointment by the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered accounting firm for the 2024 fiscal year based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	6,910,469	46,525	17,050	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated June 27, 2024 announcing the results of the Company's Annual Meeting of Shareholders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s Inc.

Date:	June 27, 2024	By:	/s/ Carter R. Todd
Name: Carter R. Todd Title: Senior Vice President, General Counsel and Corporate Secretary